UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

Klever Marketing. Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission File	(IRS Employer
Of incorporation)	Number)	Identification No.)

3785 South 700 East, #230. Salt Lake City, Utah 84106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (801) 263-0404

N/A

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On February 10, 2007, Klever Marketing’s Board appointed Paul G. Begum as a member of the Board. Mr. Begum was also appointed to serve as interim Chief Financial Officer. Mr. John Zaccheo, who had been serving as Chief Financial Officer, resigned from that position, but will continue with the Company as a member of its board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.

Date: March 29, 2007

by: /s/ William C. Bailey

William C. Bailey, Chairman